UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2024

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Apex Drive, Suite 300A, PMB 2006
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2024, Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which the Company agreed to sell, and Triton agreed to purchase, upon the Company’s request in one or more transactions, up to 862,500 shares of the Company’s common stock, par value $0.0001 per share, providing aggregate gross proceeds to the Company of up to $621,000. Triton will purchase the shares of common stock under the Purchase Agreement at the price of $0.72 per share. The Purchase Agreement expires upon the earlier of the sale of all 862,500 shares of the Company’s common stock and November 17, 2024.

Among other limitations, unless otherwise agreed upon by Triton, the aggregate sale of shares of common stock under the Purchase Agreement will be limited to no more than the number of shares of common stock that would result in the direct or indirect beneficial ownership by Triton of more than 19.99% of the then-outstanding shares of common stock. Pursuant to the terms of the Purchase Agreement, Triton shall have the right, upon delivery of notice to the Company, to reduce the number of shares of common stock to be purchased under the Purchase Agreement if the trading price of the Company's common stock, as reflected on Nasdaq.com, falls below $0.72 per share after the date of the Purchase Agreement and prior to the closing of any sale of common stock to Triton.

The Purchase Agreement provides that the Company will file a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3, which was declared effective on May 21, 2021 (File No. 333-256100) (the “Base Registration Statement”), covering the offering and sale of the shares of common stock to Triton pursuant to the Purchase Agreement. Triton’s obligation to purchase shares of common stock under the Purchase Agreement is conditioned upon, among other things, the filing of the Prospectus Supplement and the Base Registration Statement remaining effective.

The Purchase Agreement contains customary representations, warranties, and covenants by each of the Company and Triton. Actual sales of shares of common stock to Triton will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Triton has no right to require any sales of shares of common stock by the Company but is obligated to make purchases of shares of common stock from the Company from time to time, pursuant to directions from the Company, in accordance with and subject to the terms of the Purchase Agreement. During the term of the Purchase Agreement, Triton has covenanted not to cause or engage in any short selling of shares of common stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On May 17, 2024, the Company issued a press release announcing the pricing of the offering. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
5.1	Opinion of Hogan Lovells US LLP.
10.1	Purchase Agreement, dated May 16, 2024, by and between Phio Pharmaceuticals Corp. and Triton Funds LP.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press Release issued by the Company on May 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: May 17, 2024	By:	/s/ Robert Bitterman
Robert Bitterman President & Chief Executive Officer

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